Exhibit 99.1

Luna Innovations Reports Strong Third-Quarter 2020 Results
Maintains 2020 Outlook

Highlights
•Total revenues of $21.1 million for the three months ended September 30, 2020, up 14% compared to the three months ended September 30, 2019
•Operating income and margin of $2.3 million and 11% of total revenues, respectively, for the three months ended September 30, 2020 versus operating income and margin of $1.5 million and 8% of total revenues, respectively, for the three months ended September 30, 2019
•Net income of $3.1 million, or $0.10 per fully diluted share, for the three months ended September 30, 2020, compared to $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30, 2019
•Adjusted EBITDA increased to $4.3 million for the three months ended September 30, 2020, compared to $2.9 million for the three months ended September 30, 2019
•Company maintains 2020 outlook

(ROANOKE, VA, November 9, 2020) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and nine months ended September 30, 2020.

"I'm extremely pleased with our strong third-quarter 2020 performance, which reflects the team's focus on delivering results during these challenging times," said Scott Graeff, President and Chief Executive Officer of Luna. "I'm particularly pleased with how well the entire team has navigated the unusual and constantly changing environment, with a focus on growing top-line, expanding both gross and operating margins year-over-year, all while managing expenses prudently. Although we continue to experience some impact from the COVID-19 pandemic, we are performing close to our original budget year-to-date, which under the circumstances is quite extraordinary. We will continue to focus on supporting customers with excellence, delivering strong results for our shareholders, and providing a safe and supportive environment for our employees."

Third-Quarter Fiscal 2020 Financial Summary
Financial results for the three months ended September 30, 2020 marked the 12th consecutive quarter of year-on-year revenue and Adjusted EBITDA growth.

Highlights of the financial results for the three months ended September 30, 2020 are:

	Three Months Ended September 30,
(in thousands, except share and per share data)	2020	2019	Change
Revenues:
Lightwave	$15,350	$13,088	17%
Luna Labs	5,700	5,301	8%
Total revenues	21,050	18,389	14%

Gross profit	10,949	9,275	18%
Gross margin	52%	50%

Operating expense	8,697	7,793	12%
Operating income	2,252	1,482	52%
Operating margin	11%	8%

Other income and income tax benefit/(expense)	850	(252)	437%

Net income	$3,102	$1,230	152%
Diluted weighted average shares outstanding	32,411,086	32,115,847

Net income per share (diluted)	$0.10	$0.04	150%

Adjusted EBITDA	$4,267	$2,883	48%
A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Lightwave revenues for the three months ended September 30, 2020 increased compared to the prior-year period, due primarily to increased revenues from our communication test and sensing businesses. Luna Labs revenue increased for the three months ended September 30, 2020, compared to the prior-year period, due to growth in various government research programs.

Operating income and margin improved to $2.3 million and 11% of total revenues, respectively, for the three months ended September 30, 2020, compared to $1.5 million and 8% of total revenues, respectively, for the three months ended September 30, 2019. The increase in operating income was primarily due to our revenue mix and operating expense leverage. The Lightwave division represented a larger portion of our total revenues and generally carries stronger margins. Operating expenses as a percentage of revenue decreased 1.1% for the three months ended September 30, 2020, compared to the three months ended September 30, 2019.

Net income was $3.1 million, or $0.10 per fully diluted share, for the three months ended September 30, 2020, compared to $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30, 2019. Net income attributable to common stockholders for the three months ended September 30, 2020, was $3.1 million, or $0.10 per fully diluted share, compared to $1.1 million, or $0.03 per fully diluted share, for the three months ended September 30, 2019. The increase in both net income from continuing operations and net income attributable to common stockholders is primarily due to Lightwave's additional gross profit and operating expense leverage.

Adjusted EBITDA was $4.3 million for the three months ended September 30, 2020, compared to $2.9 million for the three months ended September 30, 2019. The increase was driven by revenue growth, increased gross profit, and operating expense leverage.

Nine Months Year-to-Date Fiscal 2020 Financial Summary
The results for the nine months ended September 30, 2020 include nine months of the business of General Photonics Corporation ("GP"), acquired in March 2019, compared to seven months for the prior-year period.

Highlights of the financial results for the nine months ended September 30, 2020 are:

	Nine Months Ended September 30,
(in thousands, except share and per share data)	2020	2019	Change
Revenues:
Lightwave	$39,837	$35,129	13%
Luna Labs	16,929	15,907	6%
Total revenues	56,766	51,036	11%

Gross profit	28,830	24,795	16%
Gross margin	51%	49%

Operating expense	24,378	23,196	5%
Operating income	4,452	1,599	178%
Operating margin	8%	3%

Other income and income tax benefit	339	1,597	(79)%

Net income from continuing operations	$4,791	$3,196	50%

Loss from discontinued operations, net of income tax of $464	(1,436)	—

Net income	$3,355	$3,196	5%
Diluted weighted average shares outstanding	32,478,625	31,768,575

Net income per share from continuing operations (diluted)	$0.15	$0.10	50%

Adjusted EBITDA	$8,803	$6,236	41%

Lightwave revenues for the nine months ended September 30, 2020 increased compared to the prior-year period due to the inclusion of the incremental revenues associated with the acquired operations of GP, as well as increased revenues associated with our sensing business. Luna Labs revenues increased for the nine months ended September 30, 2020, compared to the prior period, due to growth in Phase 2 SBIR government research programs.

Operating income and margin improved to $4.5 million and 8% of total revenues, respectively, for the nine months ended September 30, 2020, compared to $1.6 million and 3% of total revenues, respectively, for the nine months ended September 30, 2019. The increase in operating income was primarily due to our revenue mix and operating expense leverage. The Lightwave division represented a larger portion of our total revenues and generally carries stronger margins.

Net income from continuing operations was $4.8 million, or $0.15 per fully diluted share, for the nine months ended September 30, 2020, compared to $3.2 million, or $0.10 per fully diluted share, for the nine months ended September 30, 2019, which included a $1.3 million income tax benefit related to a reduction in deferred tax asset valuation allowances due to the GP acquisition. The increase in net income from continuing operations was primarily due to increased revenue and gross profit as well as operating expense leverage. Net income attributable to common stockholders for the nine months ended September 30, 2020, was $3.4 million, or $0.10 per fully diluted share, compared to $2.9 million, or $0.09 per fully diluted share, for the nine months ended September 30, 2019. The increase in net income attributable to common stockholders is primarily due to increased revenue and gross profit as well as operating expense leverage, partially offset by the loss from discontinued operations. The loss from discontinued operations was attributable to the resolution of a $2.5 million indemnification claim related to the August 2017 sale of Luna's high-speed optical receivers (HSOR) business that was recorded in the first quarter of 2020. The resolution of the HSOR claim resulted in Luna receiving $0.6 million from escrow and the buyer receiving $1.9 million, net of a tax benefit of $0.5 million.

2020 Full-Year Outlook
Luna is reaffirming its full-year guidance:
•Total revenues of $81M to $83M
•Adjusted EBITDA of $10M to $12M

COVID-19 Update
Luna continues to operate at its normal capacity with the well-being and safety of its workforce a priority and, to date, has not experienced any material impact related to COVID-19.
The company has a strong cash position and adequate access to capital. Cash and cash equivalents were $26.4 million as of September 30, 2020, and in addition, Luna has access to its $10 million revolving credit facility.

The company continues to believe it is in a strong position to take advantage of trends such as 5G, lightweighting and infrastructure monitoring and that these trends will continue during and after the COVID-19 pandemic.

Luna’s operations are deemed essential and continue to operate at normal capacity with necessary COVID-19 precautions. To date, the company has been able to mitigate disruptions to its supply chain.

An important part of Luna’s sales effort has been done historically through a series of in-person tradeshows and conferences, none of which are currently taking place. Luna's successful shift to a robust online presence has, in many instances, improved engagement between Luna's sales force and its customers, allowing Luna to curate a specific message over a longer and more dedicated period of customer "face time". Yet, in-person meetings have historically been helpful in closing the sale. This has created a slight challenge around Luna's ability to forecast the exact timing of closing certain customer contracts and receiving purchase orders. Due to Luna's innovative, reliable products and its close customer relationships, the lack of in-person discussions has not, to date, had an adverse effect on the likelihood of obtaining the orders themselves.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and nine months ended September 30, 2020. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 1262746. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Lightwave segment and a Luna Labs segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2020 financial results and outlook, the continuation of trends such as 5G, lightweighting and infrastructure monitoring, the potential impacts of the COVID-19 pandemic on its business, operations and financial results, and growth potential. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the three and nine months ended September 30, 2020, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,422	$25,006
Accounts receivable, net	18,254	16,269
Receivable from sale of HSOR business	—	2,501
Contract assets	4,219	2,759
Inventory	11,713	10,294
Prepaid expenses and other current assets	3,268	1,287
Total current assets	63,876	58,116
Long-term contract assets	577	449
Property and equipment, net	2,111	3,466
Intangible assets, net	9,193	10,194
Goodwill	10,542	10,542
Other assets	7,855	2,341
Deferred tax asset	1,729	1,416
Total assets	$95,883	$86,524
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Accounts payable	$3,177	$2,787
Accrued liabilities	7,716	10,369
Contract liabilities	3,721	3,888
Total current liabilities	14,614	17,044
Other long-term liabilities	7,761	2,011
Total liabilities	22,375	19,055
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 32,510,506 and 31,788,896 shares issued, 30,823,065 and 30,149,105 shares outstanding at September 30, 2020 and December 31, 2019, respectively	33	32
Treasury stock at cost, 1,687,441 and 1,639,791 shares at September 30, 2020 and December 31, 2019, respectively	(4,666)	(4,337)
Additional paid-in capital	91,034	88,022
Accumulated deficit	(12,893)	(16,248)
Total stockholders’ equity	73,508	67,469
Total liabilities and stockholders’ equity	$95,883	$86,524

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues:
Lightwave	$15,350	$13,088	$39,837	$35,129
Luna Labs	5,700	5,301	16,929	15,907
Total revenues	21,050	18,389	56,766	51,036
Cost of revenues:
Lightwave	5,670	5,449	15,736	15,063
Luna Labs	4,431	3,665	12,200	11,178
Total cost of revenues	10,101	9,114	27,936	26,241
Gross profit	10,949	9,275	28,830	24,795
Operating expense:
Selling, general and administrative	6,505	5,746	19,085	17,955
Research, development and engineering	1,616	2,047	4,717	5,241
Loss on sale of property and equipment	576	—	576	—
Total operating expense	8,697	7,793	24,378	23,196
Operating income	2,252	1,482	4,452	1,599
Other income/(expense):
Investment income	1	76	65	324
Other income/(expense)	14	1	19	(5)
Interest expense	(1)	(4)	(2)	(15)
Total other income	14	73	82	304
Income from continuing operations before income taxes	2,266	1,555	4,534	1,903
Income tax (benefit)/expense	(836)	325	(257)	(1,293)
Net income from continuing operations	3,102	1,230	4,791	3,196
Loss from discontinued operations, net of income tax of $464	—	—	(1,436)	—
Net income	3,102	1,230	3,355	3,196
Preferred stock dividend	—	113	—	285
Net income attributable to common stockholders	$3,102	$1,117	$3,355	$2,911
Net income per share from continuing operations:
Basic	$0.10	$0.04	$0.16	$0.11
Diluted	$0.10	$0.04	$0.15	$0.10
Net loss per share from discontinued operations:
Basic	$—	$—	$(0.05)	$—
Diluted	$—	$—	$(0.04)	$—
Net income per share attributable to common stockholders:
Basic	$0.10	$0.04	$0.11	$0.10
Diluted	$0.10	$0.03	$0.10	$0.09
Weighted average shares:
Basic	30,809,896	28,291,297	30,593,954	28,193,330
Diluted	32,411,086	32,115,847	32,478,625	31,768,575

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Nine Months Ended September 30,
	2020	2019

Cash flows provided by operating activities
Net income	$3,355	$3,196
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,126	1,835
Share-based compensation	1,538	1,140
Bad debt expense	147	—
Loss on sale of property and equipment	576	—
Loss from discontinued operations, net of tax	1,436	—
Deferred taxes	(313)	—
Tax benefit from release of valuation allowance	—	(1,889)
Change in assets and liabilities
Accounts receivable	(2,131)	(2,238)
Contract assets	(1,589)	(1,106)
Inventory	(1,419)	(73)
Other current assets	(1,982)	(74)
Other long term assets	—	(339)
Accounts payable and accrued expenses	(1,481)	(114)
Contract liabilities	(166)	747
Net cash provided by operating activities	97	1,085
Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(422)	(501)
Intangible property costs	(291)	(192)
Proceeds from sale of property and equipment	403	—
Proceeds from sale of discontinued operations	600	—
Acquisition of General Photonics Corporation	—	(19,004)
Net cash provided by/(used in) investing activities	290	(19,697)
Cash flows provided by/(used in) financing activities
Payments on finance lease obligations	(39)	(27)
Payments of debt obligations	—	(625)
Repurchase of common stock	(329)	(2,220)
Proceeds from the exercise of options and warrants	1,397	438
Net cash provided by/(used in) financing activities	1,029	(2,434)
Net increase/(decrease) in cash and cash equivalents	1,416	(21,046)
Cash and cash equivalents-beginning of period	25,006	42,460
Cash and cash equivalents-end of period	$26,422	$21,414

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)
 (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income	$3,102	$1,230	$3,355	$3,196
Loss from discontinued operations, net of tax	—	—	(1,436)	—
Net income from continuing operations	3,102	1,230	4,791	3,196
Interest expense	1	4	2	15
Investment income	(1)	(76)	(65)	(324)
Income tax (benefit)/expense	(836)	325	(257)	(1,293)
Depreciation and amortization	762	669	2,126	1,835
EBITDA	3,028	2,152	6,597	3,429
Share-based compensation	571	420	1,538	1,140
Non-recurring charges (1)	668	—	668	942
Amortization of inventory step-up	—	311	—	725
Adjusted EBITDA	$4,267	$2,883	$8,803	$6,236

(1) Non-recurring charges consist of transaction and moving related expenses for the sale of property and equipment during the three and nine months ended September 30, 2020 and transaction related expenses for the acquisition of General Photonics during the nine months ended September 30, 2019.
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